Exhibit 99.1

UEX CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021

Head office

1830 – 1030 West Georgia Street, Vancouver, BC V6E 2Y3

T: (306) 979-3849 F: (604) 669-1240

Independent Auditors’ Report

To the Board of Directors

UEX Corporation:

Qualified Opinion

We have audited the consolidated financial statements of UEX Corporation and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, except for the omission of comparative financial information described in the Basis of Qualified Opinion section of our report, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Qualified Opinion

As discussed in note 2(a) to the consolidated financial statements, the consolidated financial statements have been prepared to meet the reporting requirements of Rule 3-05 of Regulation S-X for purposes of a filing with the U.S. Securities and Exchange Commission and do not include comparative financial information as required by IAS 1 “Presentation of the Financial Statements”.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Chartered Professional Accountants
Saskatoon, Canada

November 1, 2022

2

UEX CORPORATION Consolidated Balance Sheet As at December 31, 2021

	Notes	December 31 2021

Assets

Current assets
Cash and cash equivalents	3	$7,261,801
Amounts receivable	4, 22	79,134
Prepaids and others		79,571

		7,420,506

Non-current assets
Deposits		6,817
Equipment	5	222,563
Right-of-use asset	6	101,136
Mineral properties	7	10,875,960
Investment in equity-accounted investee	9	20,219,060
Investments	8	454,375

Total assets		$39,300,417

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable and other liabilities	11	$452,150
Lease liability - current	12	50,337

		502,487

Non- current liabilities
Lease liability – long term	12	63,344

Total liabilities		565,831

Shareholders’ equity
Share capital	14(b)	237,444,465
Share-based payments reserve	14(c)	4,580,664
Accumulated other comprehensive income (loss)		47,375
Deficit		(203,337,918)

		38,734,586

Total liabilities and shareholders’ equity		$39,300,417

Nature and continuance of operations	1
Commitments	14(d)
Contingencies	23

See accompanying notes to the consolidated financial statements.

Approved on behalf of the Company and authorized for issue on November 1, 2022.

“signed”
Amir Adnani

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UEX CORPORATION Consolidated Statement of Operations and Comprehensive Loss Year Ended December 31, 2021

	Notes	2021

Interest income		$21,153
Management fees	21	21,250

		42,403

Expenses
Depreciation		65,272
Exploration and evaluation expenditures	18	2,379,286
Filing fees and stock exchange		86,611
Financing and interest		5,929
Loss on disposal of equipment		443
Loss on foreign exchange		213
Legal and audit		330,601
Maintenance		40,447
Office expenses, net of project surcharges	19	253,862
Salaries, net of project management fees & CEWS	20, 22	417,864
Share-based compensation	14(c)	687,978
Travel and promotion		193,661
Write down of mineral property	7(iv)	-

		4,462,167

Loss from operations		(4,419,764)

Share of loss from equity-accounted investee	9	(575,527)

Loss before income taxes		(4,995,291)

Deferred income tax recovery	13	-

Loss for the year		$(4,995,291)

Other comprehensive income

Fair value net change on financial assets - FVOCI	8, 16	50,000

Comprehensive loss for the year		$(4,945,291)

Basic and diluted loss per share		$(0.01)

Basic and diluted weighted-average number of shares outstanding		480,599,312

See accompanying notes to the consolidated financial statements.

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UEX CORPORATION Consolidated Statement of Changes in Equity Year Ended December 31, 2021

	Number of common shares	Share capital	Share-based payments reserve	Accumulated other comprehensive income (loss)	Deficit	Total
December 31, 2020	452,185,620	$213,689,932	$4,177,000	$(2,625)	$(199,193,887)	$18,670,420
Loss for the period	-	-	-	-	(4,995,291)	(4,995,291)
Issued pursuant to private placements	79,364,103	23,657,000	-	-	-	23,657,000
Share issuance costs	-	(2,870,909)	1,286,345	-	-	(1,584,564)
Value attributed to flow-through share premium on issuance	-	(192,423)	-	-	-	(192,423)
Stock option exercise	5,410,000	1,662,092	(558,842)	-	-	1,103,250
Warrant exercise	6,831,121	1,392,440	(130,599)	-	-	1,261,841
Restricted share unit	231,158	106,333	(106,333)	-	-	-
Fair value change in financial assets - FVOCI	-	-	-	50,000	-	50,000
Share-based payment transactions	-	-	764,353	-	-	764,353
Transfer to deficit on cancellation and expiry of share purchase options	-	-	(851,260)	-	851,260	-
December 31, 2021	544,022,002	$237,444,465	$4,580,664	$47,375	$(203,337,918)	$38,734,586

See accompanying notes to the consolidated financial statements.

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UEX CORPORATION Consolidated Statement of Cash Flows Year Ended December 31, 2021

	Notes	2021
Cash provided by (used for):

Operating activities
Loss for the year		$(4,995,291)

Adjustments for:
Depreciation		119,786
Deferred income tax recovery	13	-
Share of loss from equity-accounted investee		575,527
Loss on sale of equipment		443
Interest income		(21,153)
Interest on lease liabilities	12	9,754
Share-based compensation	14(c)	764,353
Write down of mineral property	7(iv)	-

Changes in:
Amounts receivable		(13,149)
Prepaid expenses and deposits		54,333
Accounts payable and other liabilities		5,158
Security deposit liability		-

		(3,500,239)
Investing activities
Interest received		23,362
Lease receivable		-
Investment in mineral properties		(1,578)
Investment in equity-accounted investee	9	(41,293,153)
Purchase of equipment		(63,806)
Proceeds from sale of equipment		2,500

		(41,332,675)
Financing activities
Lease liability payments	12	(56,363)
Proceeds from short-term loan	10	40,950,000
Repayment of short-term loan	10	(20,450,000)
Proceeds from common shares issued	14(b)	23,657,000
Proceeds from exercise of options	14(c)	1,103,250
Proceeds from exercise of warrants	14(e)	1,261,841
Share issuance costs	14(b)	(1,584,564)

		44,881,164

Change in cash and cash equivalents during the year		48,250

Cash and cash equivalents, beginning of year		7,213,551

Cash and cash equivalents, end of year		$7,261,801

Supplementary information
Non-cash transactions	Notes
Increase in other liabilities due to flow-through premiums	11	$192,423
Decrease in other liabilities due to partial extinguishment of flow-through premiums on renouncements		-
Settlement of short-term loan through sale of equity investment	10	(20,500,000)
Non-cash share-based compensation included in exploration and evaluation expenditures	18	76,375
Depreciation included in exploration and evaluation expenditures	18	54,514

See accompanying notes to the consolidated financial statements.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

1.	Nature and continuance of operations

UEX Corporation (the “Company”) was incorporated under the Canada Business Corporations Act on October 2, 2001. The Company entered into an agreement with Pioneer Metals Corporation (“Pioneer”) and Cameco Corporation (“Cameco”) to establish the Company as a public uranium exploration company. On July 17, 2002, under a plan of arrangement with Pioneer, Pioneer transferred to the Company its uranium exploration properties and all related assets, including the Riou Lake and Black Lake projects. On the same date, Cameco transferred its Hidden Bay uranium exploration property and certain related assets, in exchange for shares of the Company.

The Company is currently engaged in the exploration and evaluation of its mineral properties located in the province of Saskatchewan. The principal address is located at 1830-1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3.

The Company is exploring and evaluating its mineral properties and has not yet determined whether its mineral properties contain mineral resources that are economically recoverable. The recoverability of amounts shown for mineral properties is dependent upon the discovery of economically recoverable mineral resources, the ability of the Company to obtain the necessary financing to complete exploration programs and development and upon future profitable production or proceeds from the disposition of its mineral properties. The Company performed an evaluation of impairment indicators under IFRS 6 for its mineral properties as at December 31, 2021 and has concluded that there are no indicators of impairment.

The Company has sufficient financial resources for exploration, evaluation, and administrative costs for at least, but not limited to, twelve months from the end of the reporting period. The Company will require additional financing from time to time and although it has been successful in the past, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be available on acceptable terms. As at December 31, 2021, the Company had working capital of $6.9 million of which $4.3 million is committed to be spent on qualifying expenditures to satisfy flow-through share requirements, leaving $2.6 million to finance operating activities through its 2022 fiscal year and beyond.

2.	Significant accounting policies

(a)	Statement of compliance

These consolidated financial statements as at and for the year ended December 31, 2021 have been prepared to meet the reporting requirements of Rule 3-05 of Regulation S-X for purposes of a filing with the U.S Securities and Exchange Commission in connection with the acquisition of UEX Corporation by Uranium Energy Corp.

These consolidated financial statements, including comparative figures, have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), except that they do not include comparative financial information for the year ended December 31, 2020 as required by IAS 1, Presentation of Financial Statements.

The consolidated financial statements were approved and authorized for issue on November 1, 2022.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(b)	Functional and presentation currency

These consolidated financial statements are presented in Canadian dollars, which is the functional currency of the Company. Transactions in currencies other than the entity’s functional currency are recorded at the rate of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. Translation gains and losses are recorded in profit or loss.

(c)	Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, CoEX Metals Corporation.

Subsidiaries are entities controlled by the Company. Control is having power over the entity, rights to variable returns from its involvement with the entity, and the ability to use its power to affect the amount of returns. All intercompany transactions and balances are eliminated on consolidation.

(d)	Use of estimates and judgments

The preparation of consolidated financial statements requires management to make accounting estimates and assumptions requiring judgment in applying the Company’s accounting policies. These estimates and assumptions may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Actual amounts may differ from such estimates. Information about judgment and estimates is contained in the notes to the consolidated financial statements, with the key areas summarized below.

The following are the critical judgements that management has made in the process of applying the Company’s accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements.

(i)

Assessment for impairment indicators at each reporting period to determine whether facts and circumstances indicate that the carrying amount of mineral properties may exceed its recoverable amount. Indicators assessed include the period for which the Company has the right to explore, expected renewals of exploration rights, whether substantive exploration and evaluation expenditures on mineral properties are budgeted, and results of exploration and evaluation activities on the mineral properties. The Company considers whether sufficient data exists to indicate that the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or by sale (see Note 2(l) Mineral properties and Note 7 Mineral properties).

(ii)

Assessment of internal and external indicators of impairment for equipment including significant changes in the extent or manner in which an asset is expected to be used (see Note 2(k) Equipment and Note 5 Equipment).

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(d)	Use of estimates and judgments (continued)

(iii)

Evaluating company-specific facts and circumstances to determine whether accruals or recognition of liabilities may be required with respect to asset retirement obligations or other circumstances (see Note 2(m) Provisions).

(iv)

Interpretation of new accounting guidelines and assessing their potential impact on the Company’s consolidated financial statements requires judgment with respect to company-specific facts and circumstances.

The following are the critical estimates requiring assumptions and estimation that have the most significant effect on the amounts recognized in the consolidated financial statements:

(i)

Estimates and/or assumptions used in determining the fair value of share-based compensation, including Black-Scholes valuation model inputs such as the expected forfeiture rate, volatility and life of share-purchase options (see Note 14(c) Share-based compensation).

(ii)	Assumptions used to estimate the useful lives of property, plant and equipment for determining appropriate depreciation rates (see Note 2(k) Equipment and Note 5 Equipment).

(iii)

Estimates that would be used, should the recording of a rehabilitation provision or asset retirement obligation be required in the consolidated financial statements. Estimates would relate to the expected inflation rate, estimated mine life and the discount rates applied (see Note 2(m) Provisions).

(e)	Joint arrangements

Joint arrangements are arrangements of which the Company has joint control, established by contracts requiring unanimous consent for decisions about the activities that significantly affect the arrangements’ returns. They are classified and accounted for as follows:

(i)

Joint operation – is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. The consolidated financial statements of the Company would include its share of the assets and liabilities in such joint operations, as well as its share of the revenues and expenses arising from those joint operations, measured in accordance with the terms of each arrangement.

(ii)

Joint venture – is a joint arrangement whereby the parties have joint control over the arrangement and have rights to the net assets of the arrangement. Interests in joint ventures are accounted for using the equity method of accounting. They are initially recorded at cost, which incudes transaction costs. Subsequent to initial recognition, the Company’s proportionate interest in the assets, liabilities, revenues, and expenses of jointly controlled entities are recognized on a single line in the consolidated statements of financial position and earnings. The share of joint venture results is recognized in the Company’s consolidated financial statements from the date that joint control commenced until the date at which it ceases.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(e)	Joint arrangements (continued)

The Company has an interest in several joint operations relating to the exploration and evaluation of various properties in the western and northern Athabasca Basin. The consolidated financial statements include the Company’s proportionate share of the joint operations’ assets, liabilities, revenue and expenses with items of za similar nature on a line-by-line basis from the date that the joint arrangement commences until the date that the joint arrangement ceases. These interests are governed by contractual arrangements but have not been organized into separate legal entities or vehicles.

(f)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.

(g)	Financial assets

The classification of financial assets depends on the business model in which the financial asset is managed and its contractual cash flow characteristics. Derivatives embedded in contracts where the host is a financial asset in the scope of IFRS 9, Financial Instruments, are never separated. Instead, the hybrid financial instrument as a whole is assessed for classification

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at Fair Value Through Profit and Loss (“FVTPL”):

- it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

- its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The financial assets at amortized cost consist of accounts receivables, cash and cash equivalents.

A debt investment is measured at Fair Value Through Other Comprehensive Income (“FVOCI”) if it meets both of the following conditions and is not designated as at FVTPL:

- it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

- its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in Other Comprehensive Income (“OCI”). This election is made on an investment-by-investment basis and such election has been made for its investments at December 31, 2021.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(g)	Financial assets (continued)

A financial asset (unless it is a trade receivable without a significant financing component that is initially measured at the transaction price) is initially measured at fair value plus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition.

The following accounting policies apply to the subsequent measurement of financial assets.

Financial assets at FVTPL	These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost

These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Debt investments at FVOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVOCI

These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

Impairment of financial assets

Financial assets measured at amortized cost, contract assets, and debt investments in FVOCI, but not investments in equity instruments, are assessed for credit impairment under the expected credit loss (“ECL”) model of impairment. This impairment model applies to lease receivables, loan commitments, and financial guarantee contracts; the Company has no such items.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Company expects to receive). ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, the Company assesses whether financial assets carried at amortized cost and debt securities at FVOCI are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Presentation of impairment

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets. Impairment losses related to accounts and other receivables are presented separately in the statement of profit or loss. Impairment losses on other financial assets are presented under ‘finance costs’, and not presented separately in the statement of operations due to materiality considerations.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(h)	Financial liabilities

Financial liabilities are classified as either financial liabilities at fair value through profit or loss or financial liabilities at amortized cost.

Financial liabilities at amortized cost are initially measured at fair value, net of transaction costs incurred and subsequently measured at amortized cost. Any difference between the amounts originally received, net of transaction costs, and the redemption value is recognized in profit or loss over the period to maturity using the effective interest method.

Financial liabilities are classified as current or non-current based on their maturity dates. The Company has classified accounts payable and other liabilities as other financial liabilities.

The Company has not elected to carry any financial liabilities at fair value through profit or loss.

De-recognition of financial liabilities

The Company de-recognizes financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or they expire.

(i)	Impairment of non-financial assets

Non-financial assets are evaluated at least annually by management for indicators that carrying value is impaired and may not be recoverable. When indicators of impairment are present, the recoverable amount of an asset is evaluated at the level of a cash generating unit (“CGU”), the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. The recoverable amount of a CGU is the greater of the CGU’s fair value less costs to sell and its value in use. An impairment loss is recognized in profit or loss to the extent the carrying amount exceeds the recoverable amount.

(j)	Leases

As a lessee

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

At commencement of a contract that is, or contains, a lease, the Company recognizes a right-of-use asset and a lease liability. The right-of-use asset is initially measured at cost and subsequently depreciated using the straight-line method from the commencement date and over the useful life of the underlying asset, which is determined on the basis of property and equipment.

The lease liability is initially measured at the present value of the lease payments, discounted using the interest rate implicit in the lease or the Company’s incremental borrowing rate (“IBR”). The Company determines its IBR by obtaining interest rates from various external sources and making certain adjustments to reflect the terms of the lease and the type of the asset leased.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(j)	Leases (continued)

As a lessor

When the Company enters into a contract as a lessor, it determines at inception whether each lease is a finance or operating lease. When the Company is an intermediate lessor, it accounts for its interest in the head lease and sub-lease separately. The sub-lease classification is made based on the right-of-use asset arising from the head lease, not to the underlying asset.

Short-term leases and leases of low-value assets

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets and short-term leases. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

(k)	Equipment

Equipment is stated at cost less accumulated depreciation and accumulated impairment losses. Cost comprises the fair value of consideration given to acquire or construct an asset and includes the direct charges associated with bringing the asset to the location and condition necessary for putting it into use, along with the future cost of dismantling and removing the asset.

When parts of an item of equipment have different useful lives, they are accounted for as separate items (major components) of equipment. The costs of the day-to-day servicing of equipment are recognized in profit or loss as incurred.

Depreciation

Depreciation is based on the cost of an asset less its residual value. Depreciation is provided over the expected useful lives of the assets.

Depreciation methods and expected useful lives are reviewed at each reporting date and adjusted as required. All assets are depreciated on a straight‑line basis over their useful lives as follows:

Asset	Basis	Useful Life
Exploration camp	Straight line	5 - 20 years
Exploration equipment	Straight line	3 - 5 years
Computer equipment	Straight line	1 - 5 years
Office furniture	Straight line	3 - 5 years
Leasehold improvements	Straight line	Lesser of term of lease or 10 years

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(l)	Mineral properties

Exploration and evaluation assets and expenses

The Company capitalizes all costs relating to the acquisition of mineral claims. All exploration and evaluation costs are expensed until properties are determined to have economically recoverable reserves. Once a decision to proceed with development has been approved, all subsequent costs incurred for development will be capitalized as a component of property and equipment. Expenditures incurred before the Company has obtained the legal rights to explore a specific area are expensed as incurred.

The recovery of amounts shown for mineral properties is dependent upon the discovery of economically recoverable reserves, the ability of the Company to obtain financing to complete exploration and development of the properties and on future profitable production or proceeds of disposition. The underlying value of all properties is dependent on the existence and economic recovery of mineral resources in the future which includes acquiring the necessary permits and approvals. The Company recognizes in income costs recovered on mineral properties when amounts received or receivable are in excess of the carrying amount.

Impairment

All capitalized mineral properties are monitored for indications of impairment. Where a potential impairment is indicated, assessments are performed for each area of interest. To the extent that the capitalized acquisition cost is determined to be impaired, this amount is recorded as a write‑down of interest in mineral properties in the statement of operations and comprehensive loss in the period.

Development properties

When mineral reserves have been determined and the decision to proceed with development has been approved, capitalized mineral property costs are tested for impairment then reclassified as a component of property, plant and equipment. The expenditures related to development and construction are capitalized as construction-in-progress. Costs associated with the testing of new assets incurred in the period before they are operating in the manner intended by management are capitalized. Development expenditures are net of the proceeds of the sale of metals from ore extracted during the development phase (before the assets are operating in the manner intended by management). Interest on borrowings related to the construction and development of assets are capitalized as pre-production costs and classified as a component of property, plant and equipment. Upon reaching commercial production (operating in the manner intended by management), these capitalized costs are amortized over the estimated reserves on a unit-of-production basis.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(l)	Mineral properties (continued)

Reserve and resource estimates

The Company estimates its reserves and mineral resources based on information compiled by Qualified Persons as defined in accordance with Canadian Securities Administrators National Instrument 43-101 (Standards for Disclosure of Mineral Projects). Reserves are used when performing impairment assessments on the Company’s mineral properties once they have moved from Exploration and Evaluation to Development. There are numerous uncertainties inherent in the estimation of mineral reserves and assumptions that are valid at the time of estimation may change significantly when new information becomes available. Changes in the forecasted prices of commodities, exchange rates, production costs or recovery rates may change the economic status of reserves and may, ultimately, result in the reserves being revised.

(m)	Provisions

General

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made. The expense relating to any provision is presented in profit or loss net of any reimbursement.

Environmental rehabilitation provision

The Company recognizes the fair value of a liability for environmental rehabilitation in the period in which the Company is legally or constructively required to remediate, if a reasonable estimate of fair value can be made, based on an estimated future cash settlement of the environmental rehabilitation obligation, discounted at a pre-tax rate that reflects the current market assessments of the time value of money and the risks specific to the obligation.

The environmental rehabilitation obligation is recorded as a liability and the offset is capitalized as part of the carrying amount of the associated long-lived asset. The capitalized environmental rehabilitation cost is amortized on the same basis as the related asset. The liability is adjusted for the accretion of the discounted obligation and any changes in the amount or timing of the underlying future cash flows. Significant judgments and estimates are involved in forming expectations of the amounts and timing of environmental rehabilitation cash flows. The Company has assessed each of its mineral projects and determined that no material environmental rehabilitations exist as the disturbance to date is minimal.

(n)	Income taxes

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

UEX | Unearthing Energy Metals	13

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(n)	Income taxes (continued)

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends. Current tax assets and liabilities are offset only if certain criteria are met.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets also result from unused loss carry-forwards, resource-related income tax pools and timing differences for other deductions. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(o)	Flow-through shares

Under Canadian income tax legislation, a company is permitted to issue shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. To account for flow-through shares, the Company allocates total proceeds from the issuance of flow-through shares between the offering of shares and the sale of tax benefits.

The total amount allocated to the offering of shares is based on the quoted price of the underlying shares. The remaining amount is allocated to the sale of tax benefits and is recorded as a liability and is reversed to profit or loss when the qualifying expenditures are incurred and the tax benefits are renounced. The tax effect of the renunciation is recorded at the time the Company makes the renunciation, which may differ from the effective date of renunciation. If the flow-through shares are not issued at a premium, a liability is not established.

(p)	Share capital

Common shares are classified as equity. The Company records proceeds from share issuances net of direct issue costs. Common shares issued for consideration, other than cash, are valued at the quoted market price on the date the shares are issued.

(q)	Valuation of warrants

The Company has adopted the residual value method with respect to the measurement of shares and warrants issued as part of units. The residual value method first allocates value to common shares issued in the private placements at their fair value, as determined by the closing quoted bid price on the announcement date or the price protection date, if applicable. The balance remaining, if any, is allocated to the warrants with the value recorded in shareholders’ equity under warrant reserve.

UEX | Unearthing Energy Metals	14

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(r)	Share-based payments

For equity settled plans, the fair value is estimated using the Black-Scholes option-pricing model at the grant date and amortized over the vesting periods. Upon exercise, consideration received on the exercise of share purchase options is recorded as share capital and the related share-based payments reserve is reclassified into share capital. The amount recognized as an expense is adjusted to reflect the number of awards expected to vest. Awards issued under these plans that are forfeited before vesting are reversed from share-based payments reserve. For those that expire or are forfeited after vesting, the amount previously recorded in share-based payments reserve is transferred to deficit.

For cash settled plans, the fair value is based on the Company’s stock price on the date of grant. The fair value of the amount payable is recognized as stock-based compensation expense, with a corresponding increase in accrued liabilities over the vesting period. The liability is re-measured at each reporting date and at settlement date. Any changes in fair value of the liability are recognized as stock-based compensation expense.

A Restricted Share Unit (“RSU”) Plan was established for officers, directors, employees, and others providing services to the Company. The RSUs vest in three equal tranches and are settled in cash or common shares of the Company, at the holder’s option. For cash settled RSUs, Company recognizes compensation expense equal to the market value of the common shares of the Company at the date of grant based on the number of RSUs expected to vest, recognized over the term of the vesting period using the graded vesting method, with a corresponding credit to accrued liabilities. The liability is re-measured at each reporting date and at settlement date. Any changes in fair value of the liability are recognized as stock-based compensation expense. If the unit holder elects settlement in common shares, the liability is transferred directly to equity. For equity settled RSUs, the Company recognizes compensation expense equal to the market value of the common shares of the Company at the date of grant based on the number of RSUs expected to vest, recognized over the term of the vesting period using the graded vesting method, with a corresponding credit to share-based payment reserve. On vest date, the amount recognized in share-based payment reserved is reclassified into share capital.

An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee, including directors of the Company. Share-based payments to non-employees are measured at the fair value of the goods or services received or the fair value of the equity instruments issued if it is determined the fair value of the goods or services cannot be reliably measured and are recorded at the date the goods or services are received.

(s)	Earnings (loss) per share

Basic earnings (loss) per share is calculated using the weighted-average number of common shares outstanding and earnings (loss) available to shareholders. For all periods presented, earnings (loss) available to shareholders equals reported earnings (loss). The treasury share method is used to calculate diluted earnings per share. Under the treasury share method, the weighted-average number of common shares outstanding for the calculation of diluted loss per share assumes that the proceeds received on exercise of diluted share purchase options and share purchase warrants are used to repurchase outstanding shares at average market prices during the period. The calculation of diluted earnings (loss) per share excludes the effects of share purchase options and warrants that would be anti-dilutive.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

2.	Significant accounting policies (continued)

(t)	Government assistance

Government grants are recognized when there is reasonable assurance that the Company has complied with the relevant conditions of the grant and that the grant will be received. Grants that compensate the Company for expenses incurred are recognized as a reduction of the related expense on a systematic basis in the periods in which the expenses have been recognized.

(u)	New Standards not yet adopted

There are no new standards not yet adopted that are expected to have a material impact on the Company’s financial statements.

3.	Cash and cash equivalents

December 31 2021
Cash	$3,842,992
Short-term deposits	3,418,809
$7,261,801

At December 31, 2021, $4,329,843 of the Company’s cash and cash equivalents is to be spent on qualifying exploration expenditures to satisfy the Company’s flow-through share commitments (Note 14(d)).

4.	Amounts receivable

December 31 2021
Amounts receivable from a related party (Note 21)	$22,685
Interest receivable	1,707
Goods and services tax receivable	18,810
Other receivable	35,932
Canadian Emergency Wage Subsidy receivable (Note 22)	-
$79,134

Interest receivable reflects unpaid interest earned on short-term deposits and savings accounts.

Other receivable relates to taxes payable to the Company by directors on RSUs vesting on December 31, 2021.

UEX | Unearthing Energy Metals	16

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

5.	Equipment

	Exploration camp	Exploration equipment	Computing equipment	Furniture and fixtures	Total
Cost
Balance at December 31, 2020	250,663	490,128	277,331	87,600	1,105,722
Additions	34,342	9,825	19,639	-	63,806
Disposals	-	(23,486)	(73,255)	-	(96,741)
Balance at December 31, 2021	$285,005	$476,467	$223,715	$87,600	$1,072,787
Accumulated depreciation
Balance at December 31, 2020	79,436	472,731	233,740	85,007	870,914
Depreciation	36,271	10,742	24,090	2,005	73,108
Disposals	-	(23,486)	(70,312)	-	(93,798)
Balance at December 31, 2021	$115,707	$459,987	$187,518	$87,012	$850,224
Net book value

Balance at December 31, 2021	$169,298	$16,480	$36,197	$588	$222,563

6.	Right-of-use asset

Offices
Balance at December 31, 2020	147,814
Additions	-
Depreciation	(46,678)
Balance at December 31, 2021	$101,136

The Company leases property for its office in Saskatoon, which has been capitalized as a right-of-use asset under IFRS 16. See Note 12 for associated lease liability.

UEX | Unearthing Energy Metals	17

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

7.	Mineral properties

Exploration and evaluation assets – acquisition costs

	Hidden Bay	Horseshoe-Raven	West Bear	Black Lake	Christie Lake	Other	Total
	(i)	(ii)	(iii)	(vi)	(viii)	(iv)
Balance at December 31, 2020	3,692,310	351,351	444,945	359,385	6,000,000	26,391	10,874,382
Additions	-	-	1,578	-	-	-	1,578
Balance at December 31, 2021	$3,692,310	$351,351	$446,523	$359,385	$6,000,000	$26,391	$10,875,960

Project ownership interest stated in this note reflects only the Company’s direct ownership interest.

The Company’s mineral property interests include both 100% owned projects as well as joint operations in which the Company has less than 100% ownership. The joint operations are governed by contractual arrangements but have not been organized into separate legal entities or vehicles.

The joint arrangements that the Company is party to in some cases entitle the Company to a right of first refusal on the projects should one of the partners choose to sell their interest. The joint arrangements are governed by a management committee which sets the annual exploration budgets for these projects. Should the Company be unable to, or choose not to, fund its required contributions as outlined in the agreement, there is a risk that the Company’s ownership interest could be diluted. As a result of decisions to fund exploration programs for the joint arrangements, the Company may choose to complete further equity issuances or fund these amounts through the Company’s general working capital.

100% owned projects

(i)	Hidden Bay Project

The Company’s 100% owned Hidden Bay Project includes exploration areas Tent Seal, McClean South, Shamus, Rabbit West, Wolf Lake, Rhino, Dwyer, and is located in the eastern Athabasca Basin of northern Saskatchewan, Canada.

(ii)	Horseshoe-Raven Project

The Company’s 100% owned Horseshoe-Raven Project includes the Horseshoe and Raven Deposits and is located in the eastern Athabasca Basin of northern Saskatchewan, Canada.

(iii)	West Bear Project

The West Bear Project lands host the West Bear Cobalt-Nickel Deposit and the West Bear Uranium Deposit and are 100% owned by UEX, with the exception of Mineral Lease 5424 which is a joint arrangement between UEX (77.961%), Empresa Nacional Del Uranio S.A. (7.548%), Nordostschweizerische Kraftwerke A.G. (7.548%) and Encana (6.944%).

UEX | Unearthing Energy Metals	18

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

7.	Mineral properties (continued)

Exploration and evaluation assets (continued)

100% owned projects (continued)

(iii)	West Bear Project (continued)

The Umpherville River mineral claims that are included as part of the West Bear Project are subject to a 2% net smelter return royalty (“NSR”) on 20% of the project for each mineral produced (equivalent to a 0.4% NSR on the total project) with the NSR on uranium capped at $10 million.

On March 7, 2018, UEX purchased a single 890 hectare claim from Denison Mines Corp. (“Denison”) which was incorporated into the West Bear Project. This claim is subject to a 1.5% NSR royalty to Denison which can be purchased anytime for a cash payment of $950,000.

(iv)	Other Projects

UEX acquired Christie West, Key West, Axis Lake and George Lake via staking, the costs of which have been capitalized.

The Christie West Project is comprised of two claims adjacent to the Christie Lake Project. An ownership position in these claims was offered to JCU, who elected not to participate in these two claims.

The Key West Project is comprised of five claims west of, and adjacent to, Cameco’s Key Lake Uranium Operation.

The Axis Lake property is located just north of the Riou Lake and Black Lake Projects in the Northern Athabasca Basin.

The George Lake property is located to the 45 kilometers east of the West Bear Project.

The Company holds a 100% interest in the Riou Lake Project located in the northern Athabasca Basin. Original mineral property acquisition costs associated with the Riou Lake Project were previously written off due to a lack of ongoing exploration activity. UEX continues to maintain several Riou Lake claims in good standing, with nominal re-staking fees for Riou Lake included in mineral property costs. In April 2020 UEX decided to let four Riou Lake claims lapse and wrote off the cost of staking. In June 2020, UEX re-staked some of the lands that expired in April 2020. A total of 8 claims were acquired.

Also included in these acquisition costs are nominal staking fees for claims that were incorporated into the Western Athabasca Projects.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

7.	Mineral properties (continued)

Explora tion and evaluation assets (continued)

Joint operations

UEX is party to the following joint arrangements:

		December 31, 2021
Ownership interest (%)	UEX	Orano	JCU (1)	ALX	Total
Beatty River	22.0444	56.5303	21.4253	-	100.0000
Black Lake	51.4260	8.574	-	40.0000	100.0000
Christie Lake	65.5492	-	34.4508	-	100.0000
Western Athabasca
Alexandra	21.0482	78.9518	-	-	100.0000
Brander	49.0975	50.9025	-	-	100.0000
Erica	49.0975	50.9025	-	-	100.0000
Laurie	32.9876	67.0124	-	-	100.0000
Mirror River	32.3354	67.6646	-	-	100.0000
Nikita	12.7151	87.2849	-	-	100.0000
Shea Creek	49.0975	50.9025	-	-	100.0000
Uchrich	30.4799	69.5201	-	-	100.0000

(1)	Effective August 3, 2021, the Company has a 50% interest in JCU. See Note 9.

(v)	Western Athabasca Projects

The Western Athabasca Projects located in the western Athabasca Basin consist of eight separate joint operations. The Shea Creek Project is host to the Kianna, Anne, Colette and 58B Deposits.

The Anne and Colette deposits are subject to a royalty of US$0.212 per pound of U3O8 sold to a maximum royalty of US$10.0 million.

The Company has expensed $65 million on the Western Athabasca Projects since 2004, including $54 million on Shea Creek, which contains significant mineral resources (see Note 18 Exploration and evaluation expenditures). Although acquisition costs associated with the Western Athabasca Projects were previously written off, UEX has no intention to abandon these projects.

No programs were proposed by Orano for 2021.

UEX | Unearthing Energy Metals	20

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

7.	Mineral properties (continued)

Exploration and evaluation assets (continued)

Joint operations (continued)

(vi)	Black Lake Project

The Black Lake Project (“Black Lake”), located in the northern Athabasca Basin, is a joint operation with Orano and ALX Resources Corp (“ALX”), with the Company being the operator of this project.

Effective March 6, 2020, the Option Agreement was terminated and replaced with the Black Lake Joint Venture Agreement, thus ALX is no longer eligible to increase its interest in the Black Lake Project to 75% under the provision of the prior Option Agreement.

(vii)	Beatty River Project

The Beatty River Project is located in the western Athabasca Basin, with Orano as the operator of this project. Although acquisition costs associated with the Beatty River Project were previously written off, UEX has no intention to abandon this project.

(viii)	Christie Lake Project

UEX is the operator of this project located in the eastern Athabasca Basin. Per the Christie Lake Option Agreement (“Option Agreement”), the Company earned a 60% interest in the Christie Lake Project by making $6.0 million in cash payments and completing $10.0 million in exploration work.

With JCU participating in the 2021 exploration program, per the Joint Venture Agreement, UEX’s and JCU’s interest remained at 65.5% and 34.5%, respectively.

8.	Investments

The Company holds 87,500 and 5,000,000 common shares of Vanadian Energy Corp. (“Vanadian”) (formerly known as Uracan Resources Ltd.) and ALX, respectively. These common shares are being held for long-term investment purposes. The shares have been classified as equity instruments carried at fair value, with changes in fair value reflected in other comprehensive income (FVOCI).

Investments	December 31 2021
Common shares held – Vanadian (1) (TSX.V: VEC) (see Note 16)	$4,375
Common shares held – ALX (2) (TSX.V: AL) (see Note 16)	450,000
$454,375

(1)	The initial fair value of the shares was $29,750 based on the market closing prices on February 13, 2013 ($27,000) and June 23, 2014 ($2,750), the dates the shares were received.

(2)	The initial fair value of the shares was $400,000 based on the market closing price on June 14, 2018 ($0.08 per share), the date the shares were issued.

The fair value of the Vanadian and ALX common shares are based on the quoted market price at period end for these securities.

UEX | Unearthing Energy Metals	21

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

9.	Equity-accounted investee

On August 3, 2021, the Company acquired 100% of the shares of JCU from Overseas Uranium Resources Development Co., Ltd. for $41.0 million. On August 3, 2021, the Company sold 50% of the JCU shares to Denison for $20.5 million. Prior to the transaction, on August 3, 2021, the Company and Denison entered into a three-month, interest-free, Term Loan for $40.95 million to facilitate the Company’s purchase of 100% of the shares of JCU, $20.5 million of which was retired upon the Company transferring 50% of the JCU shares to Denison. The remaining $20.45 million of the Term Loan was repaid on September 17, 2021.

JCU is a private Canadian company engaged in the exploration and development of uranium assets in Canada. It has partnerships and interests in 12 uranium exploration and development projects in the Athabasca Basin and Nunavut, including ownership interests in Denison’s Wheeler River Project (10.0%), Cameco’s Millennium Project (30.1%), Orano’s Kiggavik Project (33.8%), and UEX’s Christie Lake Project (34.5%).

The Company’s 50% participation in JCU is a joint venture, therefore the Company accounts for the joint venture on an equity basis.

The consideration for the asset acquisition of JCU on August 3, 2021 (100% basis) was allocated to the assets and liabilities as follows:

Cash and cash equivalents	$5,823,808
Other current assets	1,619
Non-current assets	35,355,252
Current liabilities	(180,679)
Non-current liabilities	-
$41,000,000

The following tables summarize the financial information of JCU and reconciles the summarized financial information to the carrying amount of UEX’s interest in JCU:

	December 31 2021 (100% basis)	UEX’s non- ownership interest (50%)	Consolidating adjustments (1)	Carrying amount in the statement of financial position

Cash and cash equivalents	$4,848,080	$(2,424,040)	$-	$2,424,040
Other current assets	4,657	(2,329)	-	2,328
Non-current assets	22,287,660	(11,143,830)	6,828,383	17,972,213
Current liabilities	(359,042)	179,521	-	(179,521)
Non-current liabilities	(35,493,758)	17,746,879	17,746,879	-
Total	$(8,712,403)	$4,356,201	$24,575,262	$20,219,060

(1) The Company records certain consolidating adjustments to allocate the purchase price and acquisition costs, eliminate unrealized profit, and align accounting treatment of mineral property exploration and evaluation costs.

UEX | Unearthing Energy Metals	22

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

9.	Equity-accounted investee (continued)

A summary of the investment in JCU is as follows:

	Number of shares	Value
Balance, December 31, 2020	-	$-
Purchase of 100% of JCU shares	69,663	41,000,000
Sale of 50% of JCU shares	(34,831)	(20,500,000)
Acquisition costs	-	293,153
Share of equity loss	-	(575,527)
Consolidating adjustments	-	1,434
Balance, December 31, 2021	34,832	$20,219,060

A summary of UEX’s share of loss from JCU is as follows:

For the period from August 3, 2021 to December 31, 2021

Interest income	$6,149
Total expense	(1,195,341)
Consolidating adjustments (1)	38,139
(1,151,053)
UEX’s 50% share of net loss	(575,527)

10.	Loans and Borrowings

Carrying amount
Balance at January 1, 2021	$-

New issue –Term loan (1)	40,950,000
Repayment – Cash settled (1)	(20,450,000)
Repayment – Non-cash settled (1)	(20,500,000)
Balance at December 31, 2021	$-

(1)	See Note 9 for details of Term Loan

UEX | Unearthing Energy Metals	23

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

11.	Accounts payable and other liabilities

December 31 2021
Trade payables	$146,646
Other liabilities	113,081
Flow-through share premium	192,423
$452,150

Other liabilities are comprised of general and exploration costs incurred in the period for which invoices had not been received at the balance sheet date.

The flow-through share premium at December 31, 2021 represents the difference between the subscription price of $0.39 per flow-through share and the market price at issuance of $0.36 per common share related to the December 17, 2021 flow-through private placement of 6,414,103 shares ($192,423) (Note 14(b)). The flow-through share premium of $192,423 will be extinguished as eligible expenditures are incurred throughout 2022. No flow-through funds were spent under the general rule.

12.	Lease liability

The Company has an obligation under lease for its Saskatoon office which expires in February 2024.

December 31 2021
Current	$50,337
Non-current	63,344
$113,681

The following table presents the contractual undiscounted cash flows for lease obligations as at December 31, 2021:

December 31 2021
2022	$56,700
2023 and beyond	66,150

Interest expense on lease obligations for the year ended December 31, 2021 was $9,754. Total cash outflow for leases was $56,363, including $46,609 of principal payments on lease liabilities.

UEX | Unearthing Energy Metals	24

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

13.	Income taxes

The tax effect (computed by applying the Canadian federal and provincial statutory rate) of the significant temporary differences, which comprise deferred income tax assets and liabilities, is as follows:

2021
Canadian statutory income tax rate	27.00%

Loss before income taxes	(4,995,291)

Income tax recovery at statutory rate	1,348,729

Tax effect of:
Permanent differences	(296,576)
Impact of flow-through shares	(348,961)
Adjustment to unrecognized deferred tax assets and other	(703,192)
Income tax provision	$-

The Company recognized a deferred income tax recovery of $nil for the year ended December 31, 2021 related to the proportional extinguishment of the flow-through premium related to flow-through shares renounced during the year ended December 31, 2021. Flow-through premiums related to the following placements as renounced resulted in deferred tax recoveries as follows:

Year ended December 31
2021

November 29, 2019 placement flow-through premium of $64,000	$-
December 17, 2021 placement flow-through premium of $192,423	-
$-

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

13.	Income taxes (continued)

At December 31, 2021, the Company has Canadian non-capital income tax losses carried forward of approximately $26.3 million which are available to offset future years’ taxable income. These losses expire as follows:

December 31, 2021
2041	$2,005,007
2040	1,530,935
2039	2,260,398
2038	2,206,415
2037	1,705,918
2036	1,238,878
2035	2,157,909
2034	2,128,882
2033	1,870,696
2032	1,787,321
2031	1,684,498
2030	1,642,206
2029	2,666,670
2028	1,458,771
$26,344,504

The unrecognized deductible temporary differences at December 31, 2021 are as follows:

Year ended December 31
2021

Non-capital loss carryforwards	$26,231,056
Equipment	1,283,202
Mineral resource expenditure pool	83,874,627
Share issuance costs	1,787,110
Other	707,681

$113,883,676

UEX | Unearthing Energy Metals	26

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

14.	Share capital

(a)	Authorized

The authorized share capital of the Company consists of an unlimited number of common shares and an unlimited number of (no par value) preferred shares issuable in series, of which 1,000,000 preferred shares have been designated Series 1 Preferred Shares. As of December 31, 2021, no preferred shares have been issued.

(b)	Issued and outstanding – common shares

	Number of shares	Value
Balance, December 31, 2020	452,185,620	213,689,932
Issued pursuant to private placement	79,364,103	23,657,000
Issued pursuant to option exercise	5,410,000	1,662,092
Issued pursuant to RSU (vested)	231,158	106,333
Issued pursuant to warrant exercise	6,831,121	1,392,440
Share issuance costs	-	(2,870,909)
Value attributed to flow-through premium on issuance (Note 11)	-	(192,423)
Balance, December 31, 2021	544,022,002	$237,444,465

On December 17, 2021, the Company completed a flow-through private placement of 6,414,103 common shares at a price of $0.39 per common share, for gross proceeds of $2,501,500. Share issuance costs totaled $35,483 with no agent’s commissions being incurred. A flow-through share premium of $192,423 related to the sale of the associated tax benefits has been recorded in accounts payable and other liabilities.

On September 7, 2021, the Company completed a private placement of 72,950,000 units at a price of $0.29 per unit, for gross proceeds of $21,155,500. Each unit consisted of one common share and one-half share purchase warrant. Each whole warrant entitles the holder to acquire one common share at an exercise price of $0.40 until September 7, 2024.

Total share issuance costs of $2,809,819 included agents’ cash commissions of $1,269,330 equal to 6% of the gross proceeds of the financing, other issuance costs of $254,144 and the fair value of the broker warrants of $1,286,345. The agents received 4,377,000 broker warrants equal to 6% of the total number of units sold. Each broker warrant is exercisable for a common share of the Company until September 7, 2024 at a price of $0.29 per common share. The weighted average assumptions used for the Black-Scholes valuation of the warrants were annualized volatility of 72.35%, risk-free interest rate of 0.49%, expected life of 3.0 years and a dividend rate of Nil.

Additional share issuance costs of $25,607 were incurred in 2021 with respect to warrant and stock option exercises, RSUs and other financing matters.

UEX | Unearthing Energy Metals	27

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

14.	Share capital (continued)

(c)	Share based compensation

Total share-based compensation related to share purchase options and RSUs vested during the year ended December 31, 2021 was $764,353. The amount included in exploration and evaluation expenditures for the year ended December 31, 2021 is $76,375, which relates to share purchase options vested, and the remaining $687,978 was expensed to share-based compensation, which comprises of the fair value expense of share purchased options vested of $531,894 and the fair value expense of RSUs vested of $156,084.

Stock Option Plan

Under the Company’s Stock Option Plan, the Company may grant share purchase options to its key employees, directors, officers and others providing services to the Company. Under the plan, the exercise price of each share purchase option shall be fixed by the Board of Directors but shall not be less than the quoted closing market price of the shares on the Toronto Stock Exchange on the date prior to the share purchase option being granted and a share purchase option’s maximum term is 10 years. The shares subject to each share purchase option shall vest at such time or times as may be determined by the Board of Directors.

A summary of the status of the Company’s Stock Option Plan as at December 31, 2021 and changes during the periods ended on these dates is presented below:

	Number of share purchase options	Weighted- average exercise price
Outstanding, December 31, 2020	30,642,000	$0.25
Granted	3,750,000	0.46
Exercised (1)	(5,410,000)	0.20
Expired	(1,407,000)	0.96
Outstanding, December 31, 2021	27,575,000	$0.25

(1)	The weighted average share price at date of exercise was $0.38.

Additional information regarding stock options outstanding as at December 31, 2021 is as follows:

	Outstanding	Exercisable
Range of exercise prices	Number of share purchase options	Weighted- average exercise price	Weighted- average remaining contractual life (years)	Number of share purchase options	Weighted- average exercise price
$0.125 – 0.370	22,475,000	$0.19	3.90	20,325,000	$0.20
0.371 – 0.60	5,100,000	0.49	3.56	2,600,000	0.53
	27,575,000	$0.25	3.84	22,925,000	$0.24

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

14.	Share capital (continued)

(c)	Share-based compensation (continued)

The estimated fair value expense of all share purchase options vested during the year ended December 31, 2021 is $608,269. The amount included in exploration and evaluation expenditures for the year ended December 31, 2021 is $76,375 and the remaining $531,894 was expensed to share-based compensation.

The fair value of the options granted each period was determined using the Black-Scholes option-pricing model with the following weighted-average assumptions:

December 31 2021

Number of options granted	3,750,000
Expected forfeiture rate	0.00%
Weighted-average grant date share price	$0.460
Expected volatility	63.76%
Risk-free interest rate	0.64%
Dividend yield	0.00%
Expected life (in years)	4
Weighted-average grant date fair value	$0.22

Restricted Share Unit Plan

During 2020 the Board of Directors and UEX shareholders approved a Restricted Share Unit (“RSU”) Plan. Pursuant to the RSU Plan, the Board may grant to eligible participants awards under the RSU Plan, with each award granted entitling an eligible participant to receive one RSU. Each RSU represents the right of an eligible participant to receive one common share. The aggregate maximum number of common shares that may be issued pursuant to the RSU Plan is limited to 6,000,000 common shares. The RSU’s shall vest at such time or times as may be determined by the Board of Directors.

A summary of the status of the Company’s RSUs as at December 31, 2021 and changes during the period is presented below:

	Number of restricted share units	Weighted average fair value at grant date
Outstanding, December 31, 2020	-	$-
Granted	1,249,033	0.42
Vested	(231,158)	0.46
Outstanding, December 31, 2021	1,017,875	$0.41

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

14.	Share capital (continued)

(c)	Share-based compensation (continued)

On November 30, 2021, 555,555 awards were granted under the RSU Plan, to vest equally over three years on November 30, 2022, 2023, and 2024. The estimated fair value expense for the year ended December 31, 2021 of the RSUs was $10,360 and was included in share-based compensation expense. The fair value of the RSUs granted this period was determined using the closing trading price of $0.36 of the Company’s shares on the grant date.

On September 9, 2021, 693,478 awards were granted under the RSU Plan, to vest equally over three years on December 31, 2021, 2022, and 2023. The estimated fair value expense for the year ended December 31, 2021 of the RSUs was $145,724 and was included in share-based compensation expense. The fair value of the RSUs granted this period was determined using the closing trading price of $0.46 of the Company’s shares on the grant date.

On December 31, 2021, 231,158 common shares were issued from the vesting of RSUs related to RSUs granted on September 9, 2021 and $106,333 was reclassified from share-based payment reserve to share capital.

The aggregate number of common shares that may be reserved for issuance under the RSU Plan on the grant of awards, together with any other securities-based compensation arrangements of the Company in effect, including the Stock Option Plan, shall not exceed 10% of the issued and outstanding common shares of the Company. The 1,249,033 RSUs granted and 27,575,000 stock options outstanding as of December 31, 2021 represent 0.23% and 5.07%, respectively, of the Company’s issued and outstanding common shares. The aggregate number of stock options and RSUs available for grant as of December 31, 2021 is 25,578,167, representing 4.70% of the Company’s issued and outstanding common shares.

As at December 31, 2021 the share-based payments reserve values of $4,580,664 on the balance sheet reflect the fair value of outstanding vested share purchase options of $3,188,598, the fair value of outstanding RSUs of $49,751 and the fair value of broker warrants outstanding of $1,342,315. If all options and warrants were exercised, and RSUs vested, the entire balance of the share‑based payments reserve would be transferred to share capital.

(d)	Flow-through shares

The Company has financed a portion of its exploration programs through the use of flow-through share issuances. Income tax deductions relating to these expenditures are claimable by the investors and not by the Company.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

14.	Share capital (continued)

(d)	Flow-through shares (continued)

As at December 31, 2021, the Company had not spent any of the $2,501,500 flow-through funds raised in the December 17, 2021 placement. The Company renounced the income tax benefit of the private placement to its subscribers effective December 31, 2021 and will begin incurring Part XII.6 tax on unspent amounts relating to this placement subsequent to December 31, 2021.

As at December 31, 2021, the Company had spent $1,951,817 of the $3,780,160 flow-through funds raised in the December 2, 2020 placement. The Company renounced the income tax benefit of the private placement to its subscribers effective December 31, 2020. The Company incurred no Part XII.6 tax on unspent amounts for the year ended December 31, 2021 as a result of Canada’s COVID-19 Economic Response Plan, which has been accounted for under financing and interest expense. The qualifying expenditures incurred in 2021 will be deemed to have been incurred in January 2021, and since Part XII.6 does not apply to amounts expended in January of the normal look-back year, the amounts expended in the normal look-back year are exempted from Part XII.6 tax. The qualifying expenses to be incurred in 2022 will be deemed to be incurred 12 months early for purposes of determining the Part XII.6 tax liability. The Company will start incurring Part X.II tax at a rate of Nil% for January 2022 (deemed January 2021) and 1% from February to December 2022 (deemed February to December 2021) on unspent funds.

On June 29, 2021, Bill C-30, Budget Implementation Act, 2021, No.1 received Royal Assent. Bill C-30 includes extension of the timeline to incur qualified expenditures by 12 months under the look-back rule for flow-through share agreements that were entered in 2019 and 2020. As a result of the extension, the Company will have until December 31, 2021 (versus December 31, 2020) for the flow-through share agreement entered in 2019 and renounced by December 31, 2019. Similarly, the Company will have until December 31, 2022 (versus December 31, 2021) for the flow-through share agreement entered in 2020 and renounced by December 31, 2020. For Part XII.6 tax, new deeming provisions will apply such that the qualifying expenditures are treated as incurred up to one year earlier than the date they are actually incurred. The provisions will also provide a reduction to the Part XII.6 tax that would otherwise be payable.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

14.	Share capital (continued)

(e)	Warrants

Outstanding share purchase warrants entitle their holders to purchase common shares of the Company at a price outlined in the warrant agreements. The following table summarizes the continuity of share purchase warrants for the Company:

	Number of Warrants	Weighted Average Exercise Price

Balance, December 31, 2020	18,080,963	0.18
Issued pursuant to private placements in 2021	40,852,000	0.39
Exercised	(6,831,121)	0.18
Balance, December 31, 2021	52,101,842	$0.34

As at December 31, 2021 the Company’s outstanding share purchase warrants had expiry dates and exercise prices as follows:

Expiry Date for Warrants	Number of Warrants	Exercise Price

May 20, 2023	2,245,937	$0.21
June 2, 2023	8,240,666	0.18
June 2, 2023	774,489	0.13
September 7, 2024	36,463,750	0.40
September 7, 2024	4,377,000	0.29
Balance, December 31, 2021	52,101,842	$0.34

For the year ended December 31, 2021, 6,831,121 warrants were exercised regularly with a weighted average exercise price of $0.18 for gross proceeds of $1,261,841. On exercise of 1,807,142 broker warrants, the fair value of broker warrants of $130,599 was transferred from share-based payment reserve to share capital.

15.	Management of capital

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern in order to pursue the exploration and evaluation programs on its mineral properties. The Company manages its capital structure, consisting of shareholders’ equity, and makes adjustments to it, based on funds available to the Company, in order to support the exploration and evaluation of its mineral properties. Historically, the Company has relied exclusively on the issuance of common shares for its capital requirements. The Company has not changed its approach to capital management during the current period and is not subject to any external capital restrictions.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

16.	Management of financial risk

The Company’s financial instruments are exposed to liquidity risk, credit risk and market risk.

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through the management of its capital structure as outlined in Note 14. Accounts payable and other liabilities are due within the current operating period.

Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations. The Company’s exposure to credit risk includes cash and cash equivalents, amounts receivable and deposits. The Company reduces its credit risk by maintaining its bank accounts at large national financial institutions. The maximum exposure to credit risk is equal to the carrying value of cash and cash equivalents, amounts receivable and deposits. The Company’s investment policy is to invest its cash in highly liquid short-term interest-bearing investments that are redeemable 90 days or less from the original date of acquisition.

Market risk is the risk that changes in market prices such as foreign exchange rates and interest rates will affect the Company’s income. The Company is subject to interest rate risk on its cash and cash equivalents. The Company reduces this risk by investing its cash in highly liquid short-term interest-bearing investments that earn interest on a fixed rate basis. The Company operates entirely in Canada and is therefore not subject to any significant foreign currency risk.

All financial instruments measured at fair value are categorized into one of three hierarchy levels, described below, for disclosure purposes. Each level is based on the transparency of the inputs used to measure the fair values of assets and liabilities:

●         Level 1 - Values based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

●          Level 2 - Values based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability; and

●         Level 3 - Values based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

The carrying values of cash and cash equivalents, amounts receivable, deposits, and accounts payable and other liabilities are a reasonable estimate of their fair values because of the short period to maturity of these instruments. Cash and cash equivalents are classified as financial assets at amortized cost and are initially recorded at fair value and subsequently at amortized cost with accrued interest recorded in accounts receivable.

UEX | Unearthing Energy Metals	33

UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

16.	Management of financial risk (continued)

The following table summarizes those assets and liabilities carried at fair value:

Investments – as at December 31, 2021	Level 1	Level 2	Level 3	Total

Shares – Vanadian (TSX-V: VEC)	$4,375	$-	$-	$4,375
Shares – ALX (TSX-V: AL)	450,000	-	-	450,000
	$454,375	$-	$-	$454,375

The following table shows a reconciliation from the beginning balances to ending balances for Level 1 fair value measurements for investments:

	Number of Shares	Change in Fair Value	Fair Value
Balance, December 31, 2020	5,087,500		$404,375
Gains (losses) for the three months ended March 31, 2021		$27,188
Gains (losses) for the three months ended June 30, 2021		437
Gains (losses) for the three months ended September 30, 2021		101,312
Gains (losses) for the three months ended December 31, 2021		(78,937)
Changes in fair value – total unrealized gain (loss) on financial assets at FVOCI (shares) – year ended December 31, 2021		$50,000	50,000
Balance, December 31, 2021	5,087,500		$454,375

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

17.	Segmented information

The Company conducts its business as a single operating segment, being the mining and mineral exploration business in Canada. All mineral properties and equipment are located in Canada.

18.	Exploration and evaluation expenditures

		2021
Project	Cumulative (1) to December 31, 2020	Expenditures in the period	Cumulative (1) to December 31, 2021

Beatty River	$877,061	$-	$877,061
Black Lake	14,498,484	-	14,498,484
Christie Lake	14,111,375	531,378	14,642,753
Hidden Bay	34,447,390	614,501	35,061,891
Horseshoe-Raven	41,826,371	140,520	41,966,891
Other projects (2)	48,843	84,681	133,524
West Bear Co-Ni	6,784,641	1,001,139	7,785,780
Western Athabasca
Shea Creek	54,338,389	7,067	54,345,456
Other WAJV	10,929,302	-	10,929,302
All Projects Total	$177,861,856	$2,379,286	$180,241,142

(1)	Exploration and evaluation expenditures have been presented on a cumulative basis from July 17, 2002.

(2)	Other projects include: Axis Lake, Christie West, George Lake, Key West, and Riou Lake.

Exploration and evaluation expenditures for year ended December 31, 2021 include the following expenditures:

Year ended December 31
2021

Depreciation	$54,514
Share-based compensation (Note 14 (c))	76,375
Project management fee (Note 20)	159,138
Project surcharge (Note 19)	109,450
$399,477

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

19.	Office expenses

Year ended December 31
2021

Insurance	$64,894
Office supplies and consulting	257,688
Rent	20,250
Telephone	5,824
Utilities	14,656
Project surcharge (Note 18)	(109,450)
$253,862

20.	Salaries, net of project management fees

Year ended December 31
2021

Gross salaries	$820,541
Canadian Emergency Wage Subsidy (Note 22)	(243,539)
Project management fee offset: (Note 18)
Christie Lake – 10%	(69,684)
West Bear Project – 10%	(89,454)
$417,864

The Christie Lake project management fee offset above arises from the 10% management fee deemed to be an expenditure for the exploration work commitment portion of the project earn-in, as per the July 15, 2016 Joint Venture Agreement with JCU.

UEX employee time spent on managing JCU is recouped through monthly management fees billed to JCU, with excess time billed as needed.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

21.	Related party transactions

The value of all transactions relating to key management personnel, close members of the family of persons that are key management personnel and entities over which they have control or significant influence are as follows:

(a)	Related party transactions

Related party transactions include the following payments which were made to related parties other than key management personnel:

Year ended December 31
2021

Cameco group of companies (1)	$622
Management advisory board share-based payments (2)	35,620
$36,242

(1)

Payments related to fees paid for equipment repairs. Effective March 8, 2021, Cameco group of companies ceased to be a related party as their shareholding of UEX dropped below 10% which terminated certain rights and obligation under the Agreement dated October 23, 2001 between Cameco, Pioneer Metals and UEX.

(2)	Share-based compensation expense is the fair value of options granted which have been calculated using the Black‑Scholes option-pricing model and the assumptions disclosed in Note 14(c).

Related party transactions include the following recoveries of expenditures which were receivable from parties other than key management personnel:

Year ended December 31
2021

JCU (Canada) Exploration Company Ltd (3)
Management fees	$21,250
Exploration recoveries	132,038
Administrative recoveries	32,760
$186,048

(3)

JCU is 50% owned by UEX; related party receipts and receivables reflect the UEX owned portion of recoveries. Recoveries of expenditures relate to JCU’s participation in the Christie Lake joint venture, recovery of administrative costs associated with acquisition of JCU, and fees related to the management of JCU. As at December 31, 2021, $22,685 was included in amounts receivable.

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

21.	Related party transactions (continued)

(b)	Key management personnel compensation

Key management personnel compensation includes management and director compensation as follows:

Year ended December 31
2021

Salaries and short-term employee benefits (1)(2)(3)(6)	$490,199
Share-based payments (4)	566,752
Other compensation (1)(5)	211,697
$1,268,648

(1)

In the event of a change of control of the Company, certain senior management may elect to terminate their employment agreements and the Company shall pay termination benefits of up to two times their respective annual salaries at that time and all of their share purchase options will become immediately vested with all other employee benefits, if any, continuing for a period of up to two years.

(2)

In the event that Mr. Lemaitre’s (UEX’s President and CEO) employment is terminated by the Company for any reason other than as a result of a change of control, death or termination for cause, the Company will pay a termination amount equal to one year’s base salary plus any bonus owing. All other employee related benefits will continue for a period of one year following such termination. Mr. Lemaitre may also terminate the employment agreement upon three months’ written notice to the Board and receive a lump sum payment equal to his base salary plus benefits for three months.

(3)

In the event that Mr. Hamel’s (UEX’s Vice President, Exploration) employment is terminated by the company for any reason other than as a result of a change of control, death or termination for cause, the Company will pay a termination amount equal to six months’ base salary which will increase by one month salary after every year of service up to a maximum of twelve months’ base salary plus any bonus owning. Mr. Hamel may also terminate the employment agreement upon two months’ written notice to the Board and receive a lump sum payment equal to his base salary plus benefits for two months.

(4)

Share-based compensation expense is the fair value of options granted which have been calculated using the Black‑Scholes option-pricing model and the assumptions disclosed in Note 14(c) and the fair value of RSUs granted which have been calculated using the closing trading price of the Company’s shares on grant date disclosed in Note 14 (c).

(5)

Represents payments to Evelyn Abbott for CFO services rendered to the Company. In the event that Ms. Abbott’s consulting agreement is terminated by the Company for any reason other than as a result of a change of control, death or termination for cause, the Company will pay a termination amount equal to one year’s base fee plus any bonus owing. Ms. Abbott may also terminate the consulting agreement upon two months’ written notice to the Board.

(6)	Salaries and short-term employee benefits disclosed are gross amounts paid and does not include the reduction for the Canadian Emergency Wage Subsidy (Note 22).

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UEX CORPORATION Notes to the Consolidated Financial Statements Year Ended December 31, 2021

22.	Government Assistance

In response to the negative economic impact of COVID-19, the Government of Canada announced the Canada Emergency Wage Subsidy program in April 2020 (“CEWS”). CEWS provides a wage subsidy on eligible remuneration to eligible employers based on certain criteria.

During the year ended December 31, 2021, the Company assessed its eligibility related to CEWS and determined it has qualified for this subsidy from the January 1, 2021 through to October 23, 2021. It has accordingly applied for and received $243,539 for the period ended October 23, 2021 (Note 4). This subsidy has been recorded as a reduction to the eligible remuneration expense incurred by the Company during this period. Government assistance related to an expense has been recognized as a reduction of related expense for which the grant is intended to compensate. The CEWS has been discontinued as of October 23, 2021.

Exploration and evaluation salaries for the period that have been compensated by the CEWS have been excluded as flow-through eligible expenditures.

23.	Contingencies

Due to the size, complexity, and nature of the Company’s operations various legal matters are outstanding from time to time. By their nature, contingencies will only be resolved when one or more future events occur or fail to occur. The Company accrues for such items when a liability is both probable and the amount can be reasonably estimated. In the opinion of management, based on the information currently available, these matters will not have a material adverse effect on the consolidated financial statements of the Company.

24.	Subsequent Event and Arrangement Agreement

On June 13, 2022, the Company entered into a definitive arrangement agreement among UEX, UEC, and UEC 2022 Acquisition Corp, as amended on June 23, 2022, August 5, 2022, and August 15, 2022, pursuant to which the purchaser, a wholly owned subsidiary of UEC agreed to acquire all of the issued and outstanding common shares of UEX in exchange for UEC common shares (the “UEC Arrangement Agreement”). Under the terms of the UEC Arrangement Agreement, each holder of a common share of the Company (a “UEX Share”) would receive 0.090 of one UEC common share in exchange for each UEX Share.

The UEC Arrangement Agreement was passed by UEX securityholders in a special meeting held on August 16, 2022, and the Supreme Court of British Columbia approved the UEC Arrangement Agreement on August 18, 2022. The UEC Arrangement Agreement closed on August 19, 2022 and UEX shareholders received 0.090 common shares of UEC for each UEX common share held.

UEX | Unearthing Energy Metals	39